Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 11, 2025, relating to the financial statements of ATRenew Inc. and the effectiveness of ATRenew Inc.’s internal control over financial reporting appearing in the Annual Report on Form 20-F of ATRenew Inc. for the year ended December 31, 2024.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

May 15, 2025